Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

     Exhibit 10.58

COLLABORATION & ENDORSEMENT AGREEMENT

            THIS COLLABORATION & ENDORSEMENT AGREEMENT (the “Agreement”) is dated as of this ___ day of June, 2015 (“Effective Date”), between The Naked Brands Group, Inc., a Delaware corporation (“Naked”), and Wade Enterprises, LLC (“Wade Enterprises”), an Alaska limited liability company f/s/o Dwyane Wade (“Athlete” and together with Wade Enterprises, collectively “Wade”). Wade Enterprises, Athlete and together with Naked, are each referred to herein as a “Party” and collectively, the “Parties”.

AGREEMENT

            1.        Engagement. Naked hereby engages Wade for collaboration in business development for, and his endorsement as set forth herein of, the following items, which shall be known herein as “Innerwear”: Briefs, trunks, boxer briefs and boxers, non-athletic undershirts (i.e., t-shirts intended to be worn as innerwear and not intended specifically for athletic purposes), non-athletic lounge apparel (bottoms and tops), sleepwear (including pajama bottoms and tops), and robes (as may be expanded to include other mutually agreed upon innerwear and lounge apparel) which may now or hereafter during the Term be manufactured, distributed, marketed and/or sold by Naked (collectively, the “Naked Products”), and Wade hereby accepts such engagement. The Parties agree that the territory of such engagement shall be worldwide (the “Territory”).

            2.        Term of Agreement. The initial term of this Agreement shall be for a period of four (4) years, commencing on the Effective Date, which term may be extended for up to three (3) years by written agreement of both Parties prior to the expiration date of the initial term or any extension thereof (collectively, the “Term”). Each twelve-month period beginning on the Effective Date shall be known as a “Contract Year.” In the event that either Wade or Naked wishes to extend the Term of the Agreement as contemplated above, it shall provide the other Party with written notice at least ninety (90) days prior to the expiration of the Term. The other Party will then have a period of fourteen (14) days from the date of the notice to indicate whether it also desires to extend the Term, on the terms and conditions set forth herein and if no such indication is made, the other Party will be deemed to have declined the offer to extend. Notwithstanding the foregoing, Wade agrees that for a period of ninety (90) days prior to the expiration of the Term (unless the Agreement is terminated by Wade as permitted hereunder), Naked shall have the exclusive right to negotiate for continued endorsement by Athlete of the Naked Products. For a period of six (6) months at the end of the Term (the “Sell-off Period”); provided that the Agreement was not terminated by Wade as permitted herein, Naked will have the right to continue to sell the Wade Products (defined below) for which orders have already been placed at the end of the Term on the terms and conditions herein.

            3.        Use of Wade Image.

            During the Term and subject to the limitations set forth in this Agreement, Naked shall have an exclusive right and license in the Territory to use Athlete’s name, nickname, initials, autograph, image, likeness, photographs, biographical details, facsimile signature, voice, videos, electronic media depictions, any words, symbols or other depictions, as well as any other identifying attributes that would identify Athlete to the public, including any trade mark(s),

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

copyrights which Wade has, as set forth on Schedule A attached hereto, and all multimedia assets that Wade owns or has right to use (collectively, the “Wade Image”) solely for the advertising, endorsement, promotion, or sale of the Naked Products (including the Wade Products) in the Territory as follows:

                          (1)        On Naked’s website(s) (“Website”);

                          (2)        In social media channels, including, but not limited to Facebook, Instagram, Twitter, YouTube, Google+, Tumblr and other mutually agreeable channels, with reasonable frequency, to promote Naked Products and Wade Products;

                          (3)        In marketing and media opportunities in connection with the Wade Services (as defined below); and

                          (4)        For use on the packaging of the Naked Products and Wade Products and on Wade Products themselves.

            All uses of Wade Image in connection with this Agreement shall be subject to the prior written approval of Wade, which Wade shall not unreasonably withhold. Naked agrees to submit to Wade or its authorized agent a copy of all new promotional and/or advertising material using Wade Image at least ten (10) days prior to the release to the general public. Wade and its authorized agent agree that they shall not unreasonably withhold such approval. In the absence of disapproval within three (3) business days of Wade’s or authorized agent’s receipt of a request for approval, said advertising or promotional material shall be deemed approved. Any such usage featuring Athlete shall be and remain the property of Naked except as otherwise set forth herein; however, Naked shall have the right to such use only during the Term. Wade may use said materials in whole or in part for Wade’s personal portfolio, website or otherwise. Such usage may not be sold or transferred. For the avoidance of doubt, that certain logo designed by Athlete prior to the date hereof (the “Logo”) shall remain the sole property of Wade and Naked shall have license during the Term to use the Logo for the advertising, endorsement, promotion, or sale of the Naked Products (including the Wade Products) in the Territory in accordance with the terms and conditions of the Agreement. During the Sell-off Period, Naked shall have the license to use the Logo solely on packaging and presentation of Wade Products already offered for sale at retail outlets or on-line in accordance with the terms and conditions of the Agreement.Wade will allow Naked to use any quotes that are attributed to Wade to promote the Naked Products and Wade Products in any advertising campaign. Wade will allow Naked to use any such attributed quotes that Naked requires to promote the Naked Products and Wade Products, subject to Wade’s right to approve such quotes in writing, which approval shall not be unreasonably withheld.The Parties acknowledge and agree that Athlete’s accomplishments and recognition as an outstanding basketball player, individual and fashion icon, as well as his character, fame, likeness, image and reputation are the essence of this Agreement.Wade hereby warrants that he is not a party to any agreement, contract or understanding which would prevent, limit or hider his performance of any of the obligations under this Agreement, provided that Naked acknowledges that it is aware of Athlete’s obligations under his existing endorsement agreement with Li Ning for athletic shoes and athletic apparel and nothing herein shall obligate Athlete to endorse any athletic apparel other than Li Ning’s. Exclusivity. Wade agrees that during the Term of this Agreement, he will not represent or perform as a representative, spokesperson or provide Wade Services for, nor furnish services or materials, or allow the use of the Wade Image to be used for the advertising, endorsement, promotion, or sale of Innerwear in

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

the Territory. Furthermore, Wade will not engage in any business or other transaction or have any financial or personal interest in any entity whose primary or core business is selling or manufacturing Innerwear during the Term. Endorsement of any Innerwear other than the Naked Products or Wade Products without the express written consent of Naked will constitute a material breach of this Agreement.

            5.        Wade Services. During the Term and subject to the limitations set forth in this Agreement, Wade agrees to provide Naked with the following services (collectively, the “Wade Services”):

                   A.        During the first Contract Year, Wade will be available for (i) one production day for the purpose of creating marketing assets for Naked Products for unlimited use in advertisements and the media and (ii) one production day for creating marketing assets for Wade Products and Naked Products for unlimited use in advertisements and the media, each as permitted herein. Wade shall be available to render services at such production day for a maximum of three (3) consecutive hours, not including scheduled breaks, during each such production day period; provided that, in the event an additional production day is reasonably required for the creation of marketing assets related to the Wade Product packaging, Athlete will be available to render services for up to an additional three (3) hours in either the first Contract Year or the second Contract Year but not both. The scheduling and content of said production days shall be mutually determined by Wade and Naked, subject to Wade’s professional availability;

                   B.        Beginning in the second Contract Year, Wade will be available for a maximum of one (1) production day for creating marketing assets for Wade Products and Naked Products for unlimited use in advertisements and the media, for a maximum of three (3) consecutive hours, not including scheduled breaks, during such production day period. The scheduling and content of said production days shall be mutually determined by Wade and Naked, subject to Wade’s professional availability;

                   C.        During each Contract Year, Wade will be available for two (2) personal appearances (each, a “Personal Appearance”) on behalf of Naked and the Naked Products and Wade Products in the media, including publicity shoots, interviews, print, television, radio and social media channels, each appearance for a maximum of sixty (60) consecutive minutes to be scheduled at a time mutually agreeable to Naked and Wade;

                   D.       Wade has rights to websites or other social media channels promoting himself or any other promotional activity that is independent of this Agreement (“Independent Promotions”), including Wade’s Facebook, Instagram, Twitter and Google+ channels and Wade’s YouTube channel. Wade agrees, to generously and positively promote Naked Products and Wade Products in any such Independent Promotions on a mutually agreed upon basis with reasonable frequency and in a manner consistent with drawing attention to the Wade/Naked relationship and promoting the Naked Products and Wade Products. Naked, in its sole and absolute discretion, may preview all references and other such materials referring to Naked in the Independent Promotions prior to the public dissemination of such Independent Promotions. Wade agrees to immediately remove all such materials in his Independent Promotions that Naked, in its sole and absolute discretion requests be removed. Naked has the right to request such removals at any

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

time, even if Naked previously approved the Independent Promotions, and Naked agrees that all social media promotions it requests of Athlete shall comply with all applicable rules and regulations. Naked may also provide material regarding the Naked Products and Wade Products to Wade, and Wade agrees to include such materials in his Independent Promotions; and E.

                   E.        Wade is currently engaged in partnerships whereby its partners are selling and distributing other Athlete endorsed products. Wade will use reasonable efforts to facilitate an introduction to Naked to existing sales and distributions channels and accounts.

                   F.        Naked may reasonably request an additional production session(s), or a media tour or personal appearance(s), subject to mutual agreement by the Parties.

                   At all Personal Appearances, Wade will be available to sign a reasonable number of photographs, autographs, and any other items requested by and provided by Naked at its sole cost and expense, which Naked will have the right to distribute as giveaways but never for sale. If requested, Wade will pass out a reasonable number of samples of the Wade Product. Wade will also permit himself to be reasonably photographed at the Personal Appearances with customers and fans.

            6.        Commercial Materials. The results of the production days listed in subsections A and B in Section 5 may be used solely for the promotion of the Naked Products (including the Wade Products) and are hereinafter referred to individually and collectively as the “Commercial Materials.” Wade shall have the right of prior written approval with respect to his photographs, likeness and statements. During the Term, Naked shall have the right in the Territory to the unlimited broadcast use and re-use of the Commercial Materials in the Territory. During the Term, Naked shall have the right in the Territory to use the Wade Image in the Commercial Materials, for publication and display, as Naked shall in its sole discretion determine, in print magazines, including but not limited to, point-of-sale material, product packaging, Naked’s Annual Report, other shareholder communications, internal sales and marketing pieces, as well as the right to use the same at meetings held or attended by Naked or for trade purposes. Naked shall have the right at any time during the term of this Agreement to make any revision or versions of all or any part of the Commercial Materials to conform to the requirements of individual markets as Naked may desire, subject to Wade’s reasonable approval as aforesaid. Naked may also propose to use the Commercial Materials as part of cooperative advertising and retail tie in promotions subject to Wade’s prior written approval which shall not be unreasonably withheld, provided that withholding approval because a potential tie in conflicts with one of Athlete’s existing sponsors shall not be deemed unreasonable. Notwithstanding the foregoing, in no case shall the Commercial Materials feature any commercial tie in or other use that could be perceived as an endorsement by Athlete of any products or services other than the Naked Products. Naked shall comply with all applicable rules and regulations (including the NBA’s) in its use of the Commercial Materials hereunder.

            7.        Design of Wade Products.

            Naked and Wade (either Athlete or a team and/or agent and/or designer designated by Athlete, referred to as the “Wade Team”) agree to collaborate on the design and manufacture of a new line of Innerwear under the brand “Wade By Naked” or such other brand name as the Parties agree (collectively, the “Wade Products”). Athlete will have the title of “Creative

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

Director” for the Wade Products, which title shall be featured on the Commercial Materials. During the Term and subject to the limitations set forth in this Agreement, the Wade Team and Naked agree that the process for approving designs for Wade Products will be as follows:

                                 (1)        Naked will develop detailed designs for each Wade Product, which shall include rough drawings, to be provided to Wade for review and comment;

                                 (2)        The Wade Team will provide Naked with comments on such designs within ten (10) days after they are provided to the Wade Team;

                                 (3)        Upon receipt of the Wade Team’s comments, Naked will review such comments and work diligently to incorporate them into the design within commercial reason and thereafter, develop and create a prototype for such Wade Product for the Wade Team’s approval;

                                 (4)        Within ten (10) days after the Wade Team’s receipt of the prototype either in hand or via a photograph by email, the Wade Team shall review the prototype and provide any additional comments; and

                                 (5)        Upon the Wade Team’s written approval of a prototype, such Wade Product will be considered approved for production (the “Production Approval”).

                                 (6)        In addition to the foregoing Wade Products, Naked shall have the right to produce and distribute, on a non-exclusive basis, printed or branded tee-shirts subject to Wade’s existing endorsement agreements.

                          B.        The Wade Team and Naked will collaborate to establish a mutually acceptable marketing campaign for Wade Products, and will schedule regular phone calls, video conferences, and/or other meetings to timely complete development of Wade Products.

            8.        Royalties. As consideration for Wade’s services under this Agreement, Naked will pay Wade royalties as follows:

                          A.        Royalties. Naked will report, and Wade will be paid, royalty payments at a rate of [***] of “net wholesale sales” of Wade Products (the “Wade Product Royalty”) to be calculated by (i) multiplying (a) the actual selling price by (b) the number of units sold during such quarter, less (ii) all documented, reasonable and customary returns, trade allowances, refunds, taxes and shipping costs, however, the deduction for such discounts and allowances may not exceed 15% of gross invoiced sales in the quarter.

                          B.        Payment Terms. Wade Product Royalties described above in Section 8A will be paid on a quarterly basis on the first day of each of the months of July, October, January, and April and shall be accompanied by backup documentation reasonably satisfactory to Wade.

                          C.        Minimum Royalties. [***].

                          D.        Withholding Taxes. Wade will be solely responsible for withholding and paying any and all federal, state and local taxes, including but not limited to payroll, unemployment, social security and income taxes and any other payments which may be owed by Wade as a result of or in connection with payments made by Naked for Wade Services rendered

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

under this Agreement. Wade acknowledges that he is not qualified for and will not receive any Naked employment benefits or other incidents of employment as a result of the Agreement.

                          E.        Equity Ownership. Wade is hereby granted a warrant (the “Grant Warrant”) exercisable for a period of seven (7) years from the date of issuance for the number of shares of Common Stock equal to five percent (5%) of Naked’s fully-diluted equity as of the Effective Date, which is 14,627,493 shares of Common Stock (the “Wade Grant”), subject to the following terms:

                                  (1)        Exercise Price. The Grant Warrant will have an exercise price equal to the then-fair market value per share of Common Stock as quoted on the OTCQB as of the Effective Date (the “FMV Exercise Price”). The form of the Grant Warrant shall be agreed to by the Parties.

                                  (2)        Vesting Schedule. The Grant Warrant will become exercisable for: (a) fifty percent (50%) of the Wade Grant on the one year anniversary of the Effective Date (the “First Installment”); (b) twenty-five percent (25%) of the Wade Grant on the second anniversary of the Effective Date (the “Second Installment”); and (c) the remaining twenty-five percent (25%) of the Wade Grant will vest on the third anniversary of the Effective Date (the “Third Installment” and together with the First Installment and the Second Installment, the “Installments” and each an “Installment”); provided however, that in the event of a change of control of Naked, the entire unvested portion of the Grant Warrant will immediately vest. For purposes hereof, a “change of control” shall mean the sale of at least fifty percent (50%) of the assets of Naked, a merger or consolidation of Naked with, by or into another entity, or a change in the ownership of more than fifty percent (50%) of the voting capital stock of Naked in one or more related transactions.

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

                                  (3)        Exercise Upon Termination of the Agreement. In the event that the Agreement is terminated in accordance with Section 12A, than the respective term of the Grant Warrant and the Protection Warrant (as defined below) shall expire ninety (90) days thereafter.

                                  (4)        Dilution Protection Warrant.

                                              (a)        Naked and Wade agree that a portion of the Wade Grant shall be subject to dilution protection in accordance with this Section 8E(4). Wade is hereby granted a second warrant (the “Protection Warrant”) which shall be exercisable for a period of seven (7) years from the date of issuance for up to 1,462,749 shares of Common Stock (the “Protection Warrant Shares”) at an exercise price equal to the exercise price set forth in the Grant Warrant pursuant to Section 8E(1) in accordance with the terms set forth in Section 8E(4)(b). The form of the Protection Warrant shall be agreed to by the Parties.

                                              (b)        The Protection Warrant shall become exercisable upon the occurrence of the following condition: if at any time during the Term, as a result of subsequent financings or a change of control or any other similar reason (each, a “Dilutive Transaction”), the Wade Grant equals less than two (2%) percent of Naked’s fully-diluted equity determined at the consummation of the Dilutive Transaction (the “Minimum Wade Equity”), then a number of the Protection Warrant Shares (determined as set forth below) shall become subject to exercise so that the Grant Warrant and the Protection Warrant shall be exercisable for a number of shares of Common Stock, in the aggregate, equal to the Minimum Wade Equity. The number of the Protection Warrant Shares subject to exercise shall be an amount equal to the difference between (i) the number of shares of Common Stock equal to two (2%) percent of the fully-diluted equity at the consummation of the Dilutive Transaction, or the Minimum Wade Equity, and (ii) the number of shares of Common Stock issued in the Wade Grant. For example, if the Minimum Wade Equity equals 15,000,000 shares of Common Stock, then 372,070 of the Protection Warrant Shares shall become subject to exercise pursuant to the Protection Warrant. Notwithstanding anything to the contrary herein, in no event shall the number of shares of Common Stock exercisable pursuant to the Protection Warrant exceed 1,462,749 shares. For the avoidance of doubt, the purpose of the Protection Warrant shall be to ensure that the Wade Grant remains a minimum of two percent (2%) of Naked’s fully-diluted equity during the Term without Wade being required to contribute any additional capital to effectuate such minimum.

                                  (5)        Designee of Wade Grant. Pursuant to the request of Wade, Naked shall issue twenty (20%) of the Wade Grant, or warrants to purchase 2,925,499 shares of Common Stock, to Wade’s exclusive representative, CAA Sports LLC. This grant shall be issued pursuant to the same terms and conditions as the Wade Grant, with the exception of the terms of the Protection Warrant.

                                  (6)        Preemptive Rights. In the event Naked at any time after the Effective Date proposes to issue (a “Proposed Issuance”) any capital stock or any securities convertible into or exchangeable for any capital stock (“Dilutive Securities”), Wade shall have the right to subscribe for and purchase the Dilutive Securities on the same terms and conditions as the Proposed Issuance in order to maintain its ownership percentage of Naked in accordance with the procedure set forth on Schedule B attached hereto.

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

                                  (7)        Grant Documents. All warrants referenced herein shall be issued pursuant to separate, mutually negotiated grant documents, which shall contain all the terms referenced herein and shall be negotiated and executed promptly after the execution of the Agreement.

            9.        Board Membership.

                          A.        Advisory Board. Upon entering into this Agreement, Athlete will join the Advisory Board of Naked (“Advisory Board”). As a member of the Advisory Board, Athlete agrees to the following: (1) Athlete will participate in at least one

                                  (1)        scheduled Advisory Board meeting by phone or in-person, provided that such meeting is held in Miami on a date acceptable to Wade.

                                  (2)        Athlete will provide Naked with access to Wade’s contacts and Wade’s expertise and breadth of experience as it pertains to the business of Naked;

                                  (3)        Wade will provide any reasonable additional assistance as may be mutually agreed upon by Naked and Wade from time to time; and

                                  (4)        Wade grants Naked the right to publicly identify Wade as a member of the Advisory Board, Creative Director, Stockholder, and Partner of Naked, and in the event that Wade joins the Board, as Director, and may include his name and biography in materials published by Naked, including any prospectus or offering materials or to publish any other information regarding Wade in any documents required to be filed pursuant to applicable laws and regulations.

                          B.        Board of Directors. Further, Athlete will have the option in his sole discretion of becoming a member of the Board of Directors of Naked (the “Board”) (for a period of eighteen (18) months commencing on the Effective Date and provided that the Agreement has not been terminated). If Athlete elects to become a member of the Board, he must satisfy the following requirements on an annual basis:

                                   (1)      Wade will participate in at least four (4) scheduled board meetings, two (2) of which Wade must attend in-person, provided that at least one meeting is held in Miami, FL or, if no such meeting is held in Miami, FL then one (1) meeting if all meetings are held in New York, NY or another location. Subject to legal compliance requirements, Wade may designate an individual acceptable to Naked serve as his representative to the meetings of the Board;

                                   (2)      Wade will attend, subject to his availability in his sole discretion, fundraising events and meetings with potential investors, placement agents and representatives of the same at the request of Naked to be scheduled at the convenience of each of Naked and Wade;

            If, while serving on the Board Wade does not satisfy any of the above-listed requirements on more than one (1) occasion, the other members of the Board may remove Wade from the Board upon written notice to Wade.

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

            10.      Wade Obligations. During the Term of this Agreement, Athlete agrees to comply with the following obligations:

                          A.        Comply with all rules and regulations of the National Basketball Association and its governing bodies rules and regulations;

                          B.        Not do anything which damages Wade’s name, reputation, or image in the eyes of a reasonable observer;

                          C.        Exercise reasonable constraints to avoid taking any actions which damages Naked, its name, reputation, image, the Naked Products and Wade Products;

                          D.        When promoting the Naked Products or Wade Products, mention when appropriate the name of Naked and/or the Naked Products and Wade Products in interviews with the press, social media channels and broadcast media;

                          E.        Wear the Naked Products and/or Wade Products when appropriate and refrain from wearing any other Innerwear products that would be visible to the public.

            11.       Non-compete; Confidentiality. Wade represents and warrants that during the Term and in the Territory, neither Wade nor any of his agents, representatives or employees will solicit, initiate, or encourage any proposal for an endorsement by Wade of any Innerwear to commence during the Term, or participate in any discussions or negotiations for the same. Wade will execute a non-disclosure and confidentiality agreement in a form mutually acceptable to each of Wade and Naked.

            12.        Termination.

                          A.        Naked shall have the right to terminate this Agreement upon ten (10) days prior written notice to Wade in the event Wade fails to perform the Wade Services or breaches any other covenant or agreement set forth herein (including the essence of this Agreement), and fails to cure same (if curable) within seven (7) days of receipt of written notice. Such termination shall relieve Naked of its obligation to provide any further consideration pursuant to this Agreement provided that Wade shall retain all warrants he has received hereunder that have vested as of the date of such termination. In the event of such termination as a result of a material breach of this Agreement by Wade (i) Wade’s contractual liabilities and obligations until the date of termination still exist notwithstanding such termination, (ii) Naked shall be under no obligation to sell any Wade Products but shall nevertheless owe the Royalty on any Wade Products sold; and (iii) notwithstanding anything to the contrary herein, Wade shall forfeit all warrants he has received hereunder. Naked shall not have waived any of its rights at law or in equity by exercising any provision of this section.

                          B.        Wade shall have the right to terminate this Agreement upon ten (10) days prior written notice to Naked in the event of the occurrence of any of the following: (i) Naked is adjudicated as insolvent or declares bankruptcy; or (ii) Naked fails to provide consideration due pursuant to this Agreement, within ten

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

(10) days following the date such consideration is due hereunder (or, if Wade elects to receive stock in lieu of the cash consideration, if Naked fails to instruct its transfer agent to issue the appropriate amount of Common Stock to Wade within ten (10) days following the date such consideration is due in the event such consideration is payable in Common Stock); provided that Naked is notified in writing of such non-payment by Wade and such payment by Naked is not made within three (3) days following such notification; or (iii) Naked breaches any covenant or agreement set forth herein and fails to cure same (if curable) within seven (7) days of receipt of written notice. Furthermore, Naked agrees that such termination shall not relieve it of its obligation to provide consideration as contemplated hereunder. Wade shall not have waived any of his rights at law or in equity by exercising any provision of this section.

                          C.        The Agreement shall be deemed terminated if neither Naked nor Wade elect to extend the Agreement as set forth in Section 2 hereof.

                          D.        Naked’s rights to the use of Wade Image shall end immediately should this Agreement be terminated pursuant to Section 12(A) or Section 12(B) above.

            13.      Notices. All notices provided for herein shall be given in writing by hand delivery, courier service, or by certified mail return receipt requested to the addresses of the Parties set forth as follows (unless change of address by notice to the other Party is given as provided in this Section 13):

If to Wade:	If to Naked:

CAA Sports LLC	Naked Brand Group, Inc.
405 Lexington Avenue, 19th Floor	10th Floor - 95 Madison Avenue
New York, NY 10174	New York, NY 10016
Attn: Lloyd Frischer	Attn: Joel Primus

With a copy to:	With a copy to:

Andrew B. Latack, Esq.	Duane Morris LLP
at the same address	1540 Broadway, 14th Floor
New York, NY 10036
Attn: Nanette C. Heide, Esq.

            14.        Intellectual Property.

            All rights to the use of the names, trademarks, service marks, symbols, logos, domain names, trade secrets, confidential know-how, patents, copyrights, any pending applications with respect to any of the foregoing, and any other intellectual property and related proprietary rights, interests and protections (“Intellectual Property Rights”) in connection with Wade Products will be jointly owned by Wade and Naked. Wade will retain all ownership of the Intellectual Property Rights in connection with Wade Image including, for the avoidance of doubt, the Logo. For the avoidance of doubt, no rights are being granted hereunder to any intellectual property belonging to the NBA or its member clubs (including but not limited to the Miami Heat).

Subject to Section 14A, Naked will retain all ownership of the Intellectual Property Rights in connection with the Naked Products, the Naked brand and any and all related brands. All advertising material produced hereunder will be and remain the absolute property of Naked. Wade

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

acknowledges that he does not now have and in the future will assert no right, title or interest of any kind or nature whatsoever therein, or in or to any component part or tape, dub or copy or element or character or characterization thereof. Representations and Warranties of Naked and Wade.

                   A.        Wade relies upon Naked’s skill and judgment and also upon the following representations of Naked which shall be in effect throughout the term of this Agreement:

                                 (1)       Naked’s products will be merchantable and fit for the purpose for which they are intended, and

                                 (2)       Naked’s products will conform at all times to all applicable federal, state and local laws, rules, regulations, ordinances, and other enactments and industry standards, including, but not limited to, those relating to product safety.

                   B.        Wade Enterprises and Athlete hereby jointly and severally represent to Naked the following:

                                 (1)        Authorization. Wade Enterprises is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization. Wade Enterprises and Athlete each have the requisite power and authority to enter into, execute and deliver the Agreement to which it is a party and to perform all of the obligations to be performed by each of them hereunder. The Agreement and the obligations and transactions contemplated hereby have been, duly authorized, executed and delivered by each of them, and the Agreement constitutes each of their valid and binding obligation, enforceable against such Party in accordance with its terms.

                                 (2)        No Conflicts. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby or thereby by either Wade Enterprises or Athlete will conflict with, result in the breach of, constitute a default under or accelerate the performance required by the terms of: (i) any law, rule or regulation of any government or governmental or regulatory agency; (ii) any judgment, order, writ, decree, permit or license of any court or governmental or regulatory agency to which such Party may be subject; (iii) any contract, agreement, commitment or instrument to which Wade Enterprises or Athlete is a party; or (iv) Wade Enterprises’ constituent documents or other governing instruments (or constitute an event which, with the passage of time or action by a third party, would result in any of the foregoing). The execution and delivery of this Agreement by Wade Enterprises and Athlete and the performance and consummation of the transactions contemplated hereby do not require any registration, filing, qualification, consent or approval under any material law, rule, regulation, judgment, order, writ, decree, permit or license to which such Party is subject.

            16.      Indemnity.

            Naked shall be solely responsible for all liability arising out of production, distribution and sale of its product. Naked hereby agrees to indemnify, defend and hold harmless Wade Enterprises, Athlete, his agents, representatives and employees (referred to collectively as “Wade Indemnities”) from and against any and all claims, actions, causes or action, damages, injuries,

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

expenses, liabilities (joint and several), penalties fines, attorneys’ fees, court costs, and any other expenses incurred by Wade Indemnities arising out of (1) breach by Naked of any of the terms, representations or warranties made by Naked in this Agreement; or (2) Naked product liability or trademark patent or other proprietary right infringement; or (3) errors, omissions, fraudulent or negligent acts by Naked, its employees, agents or subcontractors in connection with (i) any advertising featuring Athlete; (ii) the performance of Naked’s duties and obligations under this Agreement; (iii) the production, distribution, promotion, marketing and sales of products including related product packaging; and/or (iv) the operation and management of its production and distribution facilities, however caused. Naked shall not be obligated to indemnify Wade with respect to damages which are the result of the gross negligence or willful misconduct of Wade.

Athlete and Wade Enterprises, jointly and severally, hereby agree to indemnify, defend and hold harmless Naked, its shareholders, directors, officers, employees, agents, and affiliates (referred to collectively as “Naked Indemnities”) from and against any and all claims, actions, causes or action, damages, injuries, expenses, liabilities (joint and several), penalties fines, attorneys’ fees, court costs, and any other expenses incurred by Naked Indemnities arising out of or are in any way connected directly or indirectly with any and all claims, suits, actions, costs, and other expenses, fines, judgments, investigations, proceedings, demands, liabilities, and obligations of any nature whatsoever, with respect to Wade Enterprises’ or Athlete’s breach of its respective representations and warranties, uncured breach of this Agreement or Athlete’s gross negligence or willful misconduct.

            17.      Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed to place the Parties in the relationship of partners, joint venturers, principal-agents, or employer-employee, it being understood that the Parties are and will remain independent contractors in all respects and neither Party shall have any right to obligate or bind the other in any manner whatsoever.

            18.      Assignment. Neither this Agreement nor any of the rights or obligations contained herein may be assigned or transferred by either Party without the prior written consent of the other Party.

            19.      Expenses. Each Party will bear its own expenses with respect to the execution of this Agreement and the transactions contemplated thereunder, including but not limited to legal fees.

            20.      Authority to Contract. Each of the Parties represents and warrants that it has full right and power to enter into this Agreement, to perform all obligations to be performed by it hereunder, and to grant all rights hereunder granted without violating the legal or equitable rights of any other person or entity, and that the execution and performance of this Agreement will not conflict with or result in a breach of or default under any of the terms or conditions of any agreement to which either Party has agreed, or is a Party, or may be bound.

            21.      Construction of Agreement. Each Party acknowledges that it has participated in the negotiation of this Agreement and that no provision of this Agreement shall be construed against or be interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party having or deemed to have structured, dictated or drafted such provision.

            22.      Merger; Modification. This Agreement constitutes the entire agreement with respect to the subject matter contained herein and supersedes all previous communications and agreements between the Parties pertaining to the subject matter hereof, whether written or oral.

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

The terms of this Agreement may not be modified, waived, amended, discharged, terminated, or supplemented, or otherwise changed, except by a written document executed by each Party.

            23.      No Waiver. A waiver by either Party of any of the terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, or any other term or condition of this Agreement. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

            24.      Severability. If any provision of this Agreement, as applied to either Party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void or unenforceable, whether at law or in equity, then such determination shall in no way affect any other provision of this Agreement, or the validity or enforceability of this Agreement.

            25.      Choice of Law. This Agreement, all amendments hereto, and any and all issues or controversies arising here from or related hereto, shall be governed by and construed exclusively in accordance with the laws of the State of New York.

            26.      Arbitration of Disputes. The parties agree to use commercially reasonable efforts to settle amicably any controversy, or claim arising out of the Agreement or any breach thereof through a dispute resolution process involving Wade and members from the senior management of Naked. If the parties do not otherwise agree, either party may present any unresolved dispute for arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”) then in effect. Such arbitration will be held in New York, NY. The arbitration will be by a single arbitrator chosen by the parties, provided that if the parties fail to agree and to appoint a single arbitrator within twenty (20) business days from the date that one of the parties has made a demand for arbitration, then the arbitrator will be chosen in accordance with the Rules. The decision of the arbitrator will be final and binding on the parties and any award of the arbitrator may be entered in any court of competent jurisdiction.

            27.      Attorneys’ Fees. If any action is necessary to enforce the provisions of this Agreement, including any claims or demands, or to interpret this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which it may otherwise be entitled.

            28.      Captions; Structure. Section headings used in this Agreement are for convenience of reference only and shall not in any way affect the interpretation of any section of this Agreement or of the Agreement itself.

            29.      Time is of the Essence. Time is of the essence with respect to the performance of the duties and obligations hereunder.

            30.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall be construed as a single instrument. This Agreement may be executed by facsimile or other electronic transmissions, and signatures on any facsimile or electronic transmission copy hereof shall be deemed authorized original signatures.

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

            31.      No Third Party Beneficiaries. This Agreement is not for the benefit of any third party and shall be deemed not to give any right or remedy to such third party, whether referred to herein or not.

            32.      Recitals. The recitals contained in this Agreement are true and correct and are incorporated herein by reference.

[SIGNATURE PAGE TO FOLLOW]

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

            IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and date first above written.

WITNESS:	Naked Brand Group, Inc. (“Naked”)

By:	By: /s/ Carole Hochman

Date:	Title:

WITNESS:	Wade Enterprises, LLC (“Wade”)

By:	By: /s/ Dwyane Wade

Date:

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

Inducement Letter and Guarantee

In order to induce Naked to enter into this Agreement with Wade Enterprises, LLC, I agree to the execution and delivery of this Agreement by Wade Enterprises, LLC, and agree to render all the services herein provided to be rendered by me, to grant all the rights granted herein, and to be bound by and duly perform and observe each and all of the terms and conditions of this Agreement regarding performance or compliance on my part, and I hereby join in all warranties, representations, agreements and indemnities made by Wade Enterprises, LLC, and further confirm the rights granted to Naked under the Agreement. All notices to Wade Enterprises, LLC shall be deemed notices to me with the same effect as if given to me. I certify that my services are rendered as an employee of Wade Enterprises, LLC, and, unless substituted for Wade Enterprises, LLC by law, I agree to look solely to Wade Enterprises, LLC for payment of compensation for my services and the discharge all other obligations of an employer, subject to the terms of the Agreement.

By:	/s/ Dwyane Wade

Name:	Dwyane Wade

Date:

NAKED BRAND GROUP, INC.

By:	/s/ Carole Hochman

Name:

Date:

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

SCHEDULE A

WADE TRADEMARKS AND COPYRIGHTS

Wade’s Asterisk Logo

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

SCHEDULE B

PREEMPTIVE RIGHTS PROCEDURE

                          1.        Wade shall have the right to subscribe for and purchase, on the same terms and conditions as the Proposed Issuance, up to such amount of Dilutive Securities as shall equal the sum of (a) the number of shares of Common Stock outstanding, on an “as-if converted” basis, immediately prior to the issuance of the Dilutive Securities, plus (b) the number of shares of the Dilutive Securities proposed to be issued multiplied by (B) Wade’s “Ownership Percentage,” and minus (C) the number of shares of Common Stock owned by Wade, on an as-if converted basis, immediately prior to the issuance of the Dilutive Securities. As used herein, any reference to capital stock on an “as-if converted” basis shall mean all shares of Common Stock outstanding, plus shares of Common Stock issuable upon conversion of outstanding convertible debt and/or equity securities (which, by way of clarification, excludes any outstanding warrants and options held by Wade). Wade’s “Ownership Percentage” shall be equal to the number of shares of Common Stock which Wade owns plus the number of shares of Common Stock which would be issued upon the exercise of any warrants then held by Wade immediately prior to the issuance of the Dilutive Securities, divided by the number of shares of capital stock of Naked outstanding, on an as-if converted basis, immediately prior to the issuance of the Dilutive Securities. Dilutive Securities shall not include: [***]

                          2.        Prior to any Proposed Issuance of Dilutive Securities, Naked shall give written notice to Wade (the “PR Notice”). The PR Notice shall state: (i) the date of the Proposed Issuance; (ii) the terms of the Proposed Issuance, including price and date payment for the Dilutive Securities must be made; (iii) the number of Dilutive Securities to be issued and the number of Dilutive Securities which Wade is entitled to purchase; and (iv) the date (which shall be at least five (5) business days following the effective date of such notice but in no case more than ten (10) business days) by which Wade is required to accept Naked’s offer to purchase its respective portion of the Dilutive Securities (the “Acceptance Date”).

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission.
Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 406 under the Securities Act of 1933, as amended.

                          3.        Wade may accept Naked’s offer to purchase its Pro-Rata Share of the Dilutive Securities at the price and terms set forth in the PR Notice by sending written notice to Naked (the “Acceptance Notice”) at any time prior to the Acceptance Date. Wade’s failure to send the Acceptance Notice by the Acceptance Date shall constitute a rejection of Naked’s offer to purchase its respective portion of the Dilutive Securities. If Wade elects to send the Acceptance Notice, Wade shall pay for the full amount of the Dilutive Securities purchased on or before the date specified in the PR Notice. Naked shall be free after the Acceptance Date to offer and sell to any third party or parties the securities offered pursuant to the PR Notice and not purchased by Wade.

                          4.        The preemptive right may not be assigned or transferred. The preemptive right may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specific period of time or indefinitely), amended, discharged or terminated with respect to Wade, by the written consent of Wade. In the event that Wade fails to purchase its full Pro Rata Share of Dilutive Securities, then Wade shall not be entitled to any further preemptive rights as set forth in the Agreement.